UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 19, 2016

Real Industry, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15301 Ventura Boulevard, Suite 400 Sherman Oaks, California 91403
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On May 19, 2016, Real Industry, Inc. (the “Company”) adopted the Real Industry, Inc. Management Continuity Plan for Senior Officers (the “Continuity Plan”) in order to provide a consistent framework of severance benefits to attract and retain its senior officers, including Craig T. Bouchard, the Company’s Chief Executive Officer and Chairman of the Board of Directors, in the event of the involuntary termination of their employment. The material terms of the Continuity Plan are described below in Item 5.02 of this Form 8-K.

In connection with the adoption of the Continuity Plan, Mr. Bouchard’s employment agreement with the Company dated as of June 4, 2013, the original term of which had previously expired, was generally replaced by the terms of the Continuity Plan, which provides a comprehensive compensation package to Mr. Bouchard as a participant in the Continuity Plan in the event of an involuntary termination of his employment. Accordingly, the Company and Mr. Bouchard mutually agreed to terminate Mr. Bouchard’s employment agreement with the Company effective on May 20, 2016, with Mr. Bouchard’s employment with the Company as Chief Executive Officer and Chairman thereafter continuing on the terms set forth in the Continuity Plan and his equity award agreements with the Company. As discussed further in Item 5.02 below, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company provided a letter (the “Confirmation Letter”) to Mr. Bouchard confirming that implementation of the Continuity Plan does not affect Mr. Bouchard’s continued employment with the Company, nor did this change, in any way, the economic terms of Mr. Bouchard’s employment.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Continuity Plan for Senior Officers.

On May 19, 2016, the Company adopted the Continuity Plan. The purpose of the Continuity Plan is to provide a consistent framework of severance benefits to attract and retain its senior officers, including the Company’s executive officers (collectively, “Executives”), in the event that their employment with the Company (or its subsidiaries or affiliates) is involuntarily terminated. A summary of the material terms of the Continuity Plan is set forth below. The following summary of the Continuity Plan is not complete and is subject to and qualified in its entirety by the Continuity Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(i)

Severance Benefits.  Pursuant to the terms of the Continuity Plan, if an Executive is “Discharged without Cause” (as such term is defined in the Continuity Plan) or the Executive submits a “Resignation for Good Reason” (as such term is defined in the Continuity Plan) that is not cured by the Company within thirty days of delivery of notice specifying the circumstances providing the basis for such Resignation for Good Reason, then the Company will provide the Executive with the following severance benefits:

(a)	payment of severance compensation in accordance with the following:
(i)

for the Chief Executive Officer of the Company – the sum of (x) two years of the Executive’s annual base salary and (y) the Executive’s target annual cash bonus, each as in effect on the date of the Executive’s Discharge without Cause or Resignation for Good Reason; and

(ii)

for all Executives other than the Chief Executive Officer of the Company – one year of annual base salary in effect at the time of the Executive’s Discharge without Cause or Resignation for Good Reason;

(b)

payment of an amount equal to the annual bonus earned by the Executive in the year of Discharge without Cause or Resignation for Good Reason based on full-year performance, as prorated to reflect the partial year of employment and payable at the time the Company pays bonuses to other senior executives; and

(c)

continuation of health and welfare benefits and payment of the employer portion of the applicable premiums to the extent permitted by each such applicable benefit plan for the applicable severance period provided in clause (a) above.

Except as described below in connection with a Change of Control (as defined in the Continuity Plan), the vesting of the Executive’s outstanding unvested equity awards will only be accelerated, if at all, upon the Executive’s Discharge without Cause or Resignation for Good Reason to the extent provided in an applicable employment agreement or award agreement.

Except as described below in connection with a Change of Control (or as otherwise provided in the Continuity Plan for purposes of compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)), any of the foregoing severance amounts, other than earned annual bonuses, will be made in monthly installments payable over the applicable severance period following the effective date of the Executive’s Discharge without Cause or Resignation for Good Reason in accordance with the Company’s normal payroll practices; provided, however, that the first payment will not be paid until the first payroll date following the 60th day after the effective date of such Discharge without Cause or Resignation for Good Reason and the first payment will include all payments that otherwise would have been made within that period.

The Executive will be eligible for the foregoing severance benefits only if the Executive signs a general release in favor of the Company and the Executive continues to comply with all restrictive covenants and continuing obligations to the Company.

(ii)

Change of Control Benefits.  Pursuant to the terms of the Continuity Plan, if (a) the Executive was actively at work, or on an approved temporary leave of absence, with the Company immediately prior to a Change of Control, and (b) the Executive is Discharged without Cause or the Executive submits a Resignation for Good Reason within twenty-four months following a Change of Control, then the Executive will receive (in addition to the health and welfare benefits described above in item (c) under the heading “Severance Benefits”) the following amounts from the Company in one lump sum payment within thirty days following the Executive’s termination of employment:

(a)

the amount equal to the product of (x) one twelfth of the Executive’s base annual salary compensation in effect at the time of the Executive’s Discharge without Cause or Resignation for Good Reason and (y) the applicable number of months in accordance with the following:

(i)	for the Chief Executive Officer of the Company – twenty-four; or
(ii)	for all Executives other than the Chief Executive Officer of the Company – eighteen; plus
(b)

an amount equal to the product of (x) the Executive’s target annual bonus on the date of the Executive’s Discharge without Cause or Resignation for Good Reason, and (y) the period for which the Executive is entitled to severance benefits pursuant to clause (a) above; and

(c)

unless otherwise specified in any equity award agreement to the contrary, provide the Executive with accelerated vesting of the Executive’s outstanding unvested equity or other long-term incentive awards so that as of the date of the Executive’s Discharge without Cause or Resignation for Good Reason within twenty-four months following a Change in Control, such awards will be 100% vested.

An Executive will be eligible to receive the foregoing Change of Control benefits only if the Executive signs a general release in favor of the Company and the Executive continues to comply with all restrictive covenants and continuing obligations to the Company.

If the amounts payable to an Executive Officer under the Continuity Plan would cause the Executive Officer to have “parachute payments” as such term is defined in Code Section 4999, the Company will reduce any such payments and benefits so that the value of all Change in Control benefits equals 2.99 times the Executive’s “base amount” (within the meaning of Code Section 280G) minus $1,000, but only if, by reason of such reduction, the amount of such payments and benefits on an after-tax basis exceeds the amount of payments and benefits such Executive would receive on an after-tax basis had such reduction not been made.

(iii)

Adjustments.  Any payment or benefit made under the Continuity Plan to an Executive will be offset by any severance payments due to such Executive under any employment agreement or change in control agreement between the Executive and the Company and any severance payments required by federal or state law.

Amended Performance Share Award Agreement and Confirmation of Employment Terms for Craig T. Bouchard

In connection with the adoption of the Continuity Plan, the Performance Share Agreement previously entered into on June 1, 2015, by and between the Company and Mr. Bouchard (the “Original Performance Share Agreement”) was amended and restated effective as of May 20, 2016, to change the vesting terms in the event of certain terminations of Mr. Bouchard’s employment, as described further below (the “Amended and Restated Performance Share Agreement”).

Pursuant to the Original Performance Share Agreement, in the event that Mr. Bouchard’s employment with the Company was terminated during the Performance Period (defined as the period commencing on January 1, 2015 and ending on December 31, 2017) by reason of his death or disability, then the last day of the Performance Period would be deemed to be the date of such termination, in which case the number of vested Performance Shares would be determined by multiplying (1) the number of Performance Shares vested as determined using the performance goals in the Original Performance Share Agreement  by (2) a fraction, the numerator of which would be the number of days in which Mr. Bouchard was employed by the Company between the grant date and the date of termination; and the denominator of which would be 1,096. Further, the Original Performance Share Agreement provided that in the event that Mr. Bouchard’s employment was terminated by the Company without “Cause” (as defined in the Company’s 2015 Equity Award Plan (the “Plan”)) and not due to his death or disability, or he voluntarily terminated his employment with the Company for “Good Reason” (as defined in the Original Performance Share Agreement), then the Compensation Committee would, in its sole discretion, determine the vesting of all of the Performance Shares. A summary of the terms of the Original Performance Share Award Agreement is set forth in the Company’s Form 8-K filed on June 1, 2015, and the text of the agreement is attached as Exhibit 10.2 thereto.

The Amended and Restated Performance Share Agreement amends the Original Performance Share Agreement to provide that in the event Mr. Bouchard’s employment with the Company terminates during the Performance Period by reason of his death or disability, by the Company without Cause (as defined in the Continuity Plan) or by Mr. Bouchard for Good Reason (as defined in the Amended and Restated Performance Share Agreement), then the number of vested Performance Shares will be determined by the number of Performance Shares that met the Performance Goals as of the end of the Performance Period, without proration. No other material terms in the Original Performance Share Agreement were amended by the Amended and Restated Performance

Share Agreement. The foregoing summary of the Amended and Restated Performance Share Agreement is not complete and is subject to and qualified in its entirety by the Amended and Restated Performance Share Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference

Confirmation Letter to Craig T. Bouchard on Employment Arrangement

In connection with the adoption of the Continuity Plan, the Compensation Committee provided the Confirmation Letter to Mr. Bouchard confirming that the implementation of the Continuity Plan and termination of Mr. Bouchard’s employment agreement will not affect Mr. Bouchard’s employment arrangements with the Company, providing that Mr. Bouchard is eligible for the benefits provided in the Continuity Plan pursuant to the terms thereof. In particular, the Confirmation Letter provides that Mr. Bouchard’s employment agreement, which had been automatically renewed following the expiration of its initial term, will be terminated with his consent, but that Mr. Bouchard will continue to be employed as the Chairman of the Board of Directors, President and Chief Executive Officer of the Company, and devote substantially all of his business time, attention, knowledge and skills faithfully, diligently and to the best of his ability, in furtherance of the business and activities of the Company, nothing will preclude him from devoting reasonable periods of time required for certain other activities as set forth in the Confirmation Letter. The foregoing summary of the Confirmation Letter is not complete and is subject to and qualified in its entirety by the Confirmation Letter, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Amended TSR Performance Award Agreement for Senior Officers

In connection with the adoption of the Continuity Plan, the Compensation Committee also approved on May 19, 2016, of a new form of award agreement (the “New TSR Performance Award Agreement”) for performance shares in which the number of shares issued pursuant to the award will be based on the Company’s annualized total stockholder return (“TSR”) relative to the TSR of the Russell 2000 Index of companies over the applicable performance period (the “TSR Awards”). The TSR Awards are made under the Plan from time to time to employees of the Company, including executive officers.

The New TSR Performance Award Agreement is consistent with the terms of the prior TSR performance award agreement that was filed by the Company on a Form 8-K on February 24, 2016, except that a prorated portion of the TSR Award will vest pursuant to the terms of the New TSR Performance Award Agreement in the event of a termination of employment by the employee for “Good Reason” (as defined in the Continuity Plan). The foregoing summary of the terms of the New TSR Performance Award Agreement is not complete and is subject to and qualified in its entirety by the New TSR Performance Award Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 19, 2016, the Company held its 2016 annual meeting of stockholders (the “Annual Meeting”). On the record date for the Annual Meeting, there were 29,253,422 shares of common stock of the Company outstanding and entitled to vote.

At the Annual Meeting, the stockholders took the following actions:

Proposal 1 – voted to elect each of the seven director nominees;

Proposal 2 – voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and

Proposal 3 – voted to approve, by advisory vote, the compensation of the Company’s named executive officers.

The Company’s inspector of election certified the following vote tabulations:

Proposal 1 – Election of Directors:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Craig T. Bouchard	17,906,411	425,899	6,945,810
Peter C.B. Bynoe	16,530,834	1,801,476	6,945,810
Patrick Deconinck	18,230,595	101,715	6,945,810
William Hall	18,037,354	294,956	6,945,810
Patrick E. Lamb	16,407,305	1,925,005	6,945,810
Raj Maheshwari	16,587,899	1,744,411	6,945,810
Philip G. Tinkler	15,924,476	2,407,834	6,945,810

Proposal 2 – Ratification of the appointment of Ernst & Young LLP, as the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,651,366	604,143	22,611	—

Proposal 3 – Advisory vote on the compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes

16,974,218	1,296,272	61,820	6,945,810

Item 7.01. Regulation FD Disclosure.

On May 25, 2016, Kyle Ross, the Company’s Chief Financial Officer, will be presenting at the B. Riley & Co. 17th Annual Investor Conference at 9:00 am Pacific Time. The presentation provides a corporate overview of the Company and developments of the Company during the first quarter of 2016. Other members of the Company’s management will be attending the presentation and meeting with potential investors throughout the day. The Investor Conference presentation is available on the Company’s website at www.realindustryinc.com, and was filed as Exhibit 99.2 with the Company’s Current Report on Form 8-K dated May 11, 2016.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Real Industry, Inc. Management Continuity Plan for Senior Officers
10.2	Amended and Restated Performance Share Agreement, dated as of May 20, 2016, by and between Real Industry, Inc. and Craig T. Bouchard
10.3	Confirmation Letter dated as of May 20, 2016, from Real Industry, Inc. to Craig T. Bouchard
10.4	Form of Real Industry, Inc. TSR Performance Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REAL INDUSTRY, INC.

Date: May 24, 2016	By:	/s/ Kyle Ross
	Name:	Kyle Ross
	Title:	Executive Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Real Industry, Inc. Management Continuity Plan for Senior Officers
10.2	Amended and Restated Performance Share Agreement, dated as of May 20, 2016, by and between Real Industry, Inc. and Craig T. Bouchard
10.3	Confirmation Letter dated as of May 20, 2016, from Real Industry, Inc. to Craig T. Bouchard
10.4	Form of Real Industry, Inc. TSR Performance Award Agreement